UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 4, 2011
EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	0-20199 (Commission File Number)	43-1420563 (I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO (Address of Principal Executive Offices)	63121 (Zip Code)
Registrant’s telephone number including area code: 314-996-0900
No change since last report
(Former Name or Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Express Scripts, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to the Company’s Current Report on Form 8-K dated May 4, 2011, which was originally filed on May 10, 2011 (the “Original 8-K”), to update disclosures made under Item 5.07 regarding the frequency of future shareholder advisory (non-binding) votes on the executive compensation (“Say-on-Pay”).
Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment No. 1 supplements and does not supersede the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Company’s 2011 Annual Meeting of Stockholders on May 4, 2011, the stockholders cast the highest number of votes for the holding of Say-on-Pay votes on an annual basis. In light of this result and other factors considered by the Board of Directors of the Company, the Board of Directors has determined that the Company will hold annual Say-on-Pay votes until the next advisory vote on the frequency of Say-on-Pay votes occurs. The next non-binding advisory vote regarding the frequency of Say-on-Pay votes is required to be held no later than the Company’s 2017 Annual Meeting of Stockholders, although an earlier vote regarding the frequency of Say-on-Pay votes may be held at the discretion of the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Express Scripts, Inc.
By	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Executive Vice President and General Counsel

Dated: July 5, 2011

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